Exhibit 1.1

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90067

_____, 2025

Star Fashion Culture Holdings Limited

12F, No.611, Sishui Road
Huli District
Xiamen
People’s Republic of China

Attention: Liu Xiaohua

Ladies and Gentlemen:

Subject to the terms and conditions of this agreement (the “Agreement”), between WestPark Capital, Inc., as lead placement agent (the “Placement Agent”), and Star Fashion Culture Holdings Limited, a Cayman Islands company (the “Company”), the parties hereby agree the Placement Agent shall serve as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of up to 20,000,000 Class A ordinary shares, par value US$0.00001 per share (the “Shares”) of the Company. The Shares have been registered and shall be offered and sold pursuant to the Company’s registration statement on Form F-1 (File No. 333-287377) (the “Registration Statement”), which was declared effective by the Securities and Exchange (the “Commission”) on _____, 2025. The documents executed and delivered by the Company and the Purchasers (as defined below), as applicable, in connection with the Placement, including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.”

The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement.

The terms of the Placement shall be mutually agreed upon by the Company and the purchasers listed in the Purchase Agreement (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein shall imply that the Placement Agent would have the power or authority to bind the Company or any Purchaser, or shall imply that the Company has an obligation to issue any Shares or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Shares and does not ensure the successful placement of the Shares or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Shares. The sale of Shares to any Purchaser will be evidenced by the Purchase Agreement between the Company and such Purchaser, in a form reasonably acceptable to the Company and the Purchaser, provided, however, certain Purchasers may purchase Shares via verbal orders placed with the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. With respect to the Shares, each of the representations and warranties and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the date of the closing of the sale of the Shares hereunder (the “Closing Date”), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that, to its knowledge, there are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or any holders of five percent (5.0%) or more of the Company’s outstanding (i) Class A ordinary shares, par value US$0.00001 per share (the “Class A Shares”) or (ii) Class B ordinary shares.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of Public Company Accounting Oversight Board independent registered public accountants for a period of at least two (2) years after the Closing Date and (ii) a competent transfer agent with respect to the Shares for a period of two (2) years after the Closing Date.

The Company agrees that the Purchase Agreement as in effect on the date hereof may not be amended or waived without the prior written consent of the Placement Agent.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered with the Commission as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America and various states, applicable to the offers and sales of the Shares by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees on the Closing Date a total cash fee equal to six point five percent (6.5%) of gross proceeds from the Placement of the total amount of Shares sold. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA that the Placement Agent’s aggregate compensation exceeds the amount allowable under FINRA Rule 5110 or that the terms thereof require adjustment.

SECTION 4. EXPENSES.

A. The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Placement with the Commission; (b) all Public Filing System filing fees associated with the review of the Placement by FINRA; (c) all fees and expenses relating to the listing of the Shares on the Nasdaq Stock Exchange (the “Trading Market”); (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Company and the Placement Agent together determine (including, without limitation, all filing and registration fees); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Company and the Placement Agent together determine; (f) the costs of all mailing and printing of the Transaction Documents; (g) the costs and expenses of a public relations firm as the Company and the Placement Agent together determine; (h) the costs for conducting directors and officers background check investigations; (i) the costs of preparing, printing and delivering certificates representing the Shares; (j) fees and expenses of the transfer agent for the Class A Shares; (k) the costs associated with commemorative mementos and lucite tombstones, which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Placement Agent may reasonably request; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) fees and expenses of the Placement Agent’s Counsel; (o) the Placement Agent’s accountable “road show” expenses, and background check investigation expenses; and (p) a prepaid advisory fee equal to $40,000 (of which $20,000 has been previously paid to the Placement Agent). The maximum amount of accountable expenses payable by the Company under this Section 4 shall be $125,000.

B. The Company further agrees that, in addition to the accountable expenses payable pursuant to Section 4.A, on the Closing Date, it shall pay to the Placement Agent, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares.

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Shares, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Exchange Act) (each such entity or person, an “Indemnified Person”) from and against all claims, actions, suits, proceedings (including those of stockholders), damages, costs and liabilities (collectively, “Claims”), and shall reimburse each Indemnified Person for all reasonable fees and expenses (including the reasonable fees and expenses of counsel) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Claim that is caused by, arises out of, or is based upon (i) any untrue statements made or any statements omitted to be made in the Registration Statement, the Preliminary Prospectus or the Prospectus, or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person for use in the Registration Statement, Preliminary Prospectus or any Prospectus) or (ii) any other actions taken or omitted to be taken by the Company or any Indemnified Person in connection with this Agreement; provided, however, the Company will not be responsible for any Claims or Expenses of any Indemnified Person that are judicially determined to have resulted primarily from such Indemnified Person’s (x) willful misconduct, violation of law or gross negligence in connection with any of the action, inaction or the services described herein, or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Shares in the Placement, which were not authorized for such use by the Company and which use constitutes gross negligence, violation of law or willful misconduct..

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent.

C. The Company may not settle, compromise or consent to the entry of any judgment in any pending or threatened Claim, in which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party thereto), without the prior written consent of the Placement Agent (which will not be unreasonably delayed or withheld) unless such settlement, compromise or consent provides for an unconditional and irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

D. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

E. If for any reason the foregoing indemnity is unavailable to the Placement Agents or insufficient to hold the Placement Agents harmless, then the Company shall contribute to the amount paid or payable by the Placement Agents as a result of such Claim or Expenses in such proportion as is appropriate to reflect (i) the relative benefits to the Company on the one hand, and the Placement Agents on the other hand, in connection with the Placement, (ii) the relative fault of the parties, and (iii) other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Placement Agent exceed the fees actually received by the Placement Agent under this Agreement. Notwithstanding the immediately preceding sentence, to the extent the exception to indemnification contemplated by Paragraph A of this Section applies with respect to the Placement Agent, the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such Claim or Expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the matters contemplated by the Agreement; provided, however, that in no event shall the amount to be contributed by Placement Agent exceed the fees actually received by Placement Agent under the Agreement. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Placement Agent of the contemplated transaction (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the aggregate cash consideration payable (or contemplated to be payable) in such transaction bears to the fees paid or payable to the Placement Agent under the Agreement.

F. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the earlier of (i) the 60th day after the date of this Agreement and (ii) the Closing Date (such date, the “Termination Date”). Either party may terminate this Agreement at any time upon ten (10) days’ written notice to the other party, effective upon receipt of such notice by the other party. Unless such termination by the Company is for cause (the Placement Agent’s material failure to provide the services contemplated in this Agreement), the Company will remain responsible for fees pursuant to Section 3 hereof with respect to the Shares if sold in the Placement. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Shares hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and under the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Shares, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Shares shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading and was not remedied prior to the Closing Date by the filing of an amendment to the Registration Statement.

C. The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion dated as of the Closing Date, including without limitation, a negative assurance letter, in each case in form and substance reasonably satisfactory to the Placement Agent.

D. On the date of the signing of the Purchase Agreement, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Enrome LLP (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date thereof, in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents (as such term is defined below) or the applicable Prospectus, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the offering of the Shares as contemplated by such Prospectus.

E. On the Closing Date, the Placement Agent shall have received from Enrome LLP, a letter dated as of such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to Subsection C of this Section except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

F. The Shares shall have been registered under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of, terminating the registration of the Company’s Class A ordinary Shares under the Exchange Act or delisting or suspending from trading the Class A Ordinary Shares from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

G. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

H. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Shares and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

I. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement.

J. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; and all requests for additional information on the part of the Commission shall have been complied with.

K. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any material adverse effect or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus.

L. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the documents incorporated by reference therein (the “Incorporated Documents”), any prospectus supplement, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or any prospectus supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, the Prospectus, and any prospectus supplement, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and the Prospectus, and any prospectus supplement, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents, the Prospectus, and any prospectus supplement, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the subsidiaries taken as a whole, incurred by the Company or any subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

M. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or of the United States of America, in each case sitting in the County and State of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Shares. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. Press Announcements. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

WESTPARK CAPITAL, INC.

By:
Name:
Title:

Address for notice:
1800 Century Park East, Suite 220
Los Angeles, CA 90067
Attention:
Email:

with a copy (which shall not constitute notice) to:

Haneberg Hurlbert PLC
1111 East Main Street, Suite 2010
Richmond, Virginia 23220
Attention: Bradley A. Haneberg, Esq.
E-mail: brad@hbhblaw.com

Accepted and agreed to as of the date first written above:

STAR FASHION CULTURE HOLDINGS LIMITED

By:
Name:
Title:

Address for notice:

12F, No.611, Sishui Road
Huli District
Xiamen
People’s Republic of China

Attention: Liu Xiaohua

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

2206-19 Jardine House
1 Connaught Road Central

Hong Kong SAR
Attention: Lawrence S. Venick, Esq.

E-mail: lvenick@loeb.com

[Signature Page to Placement Agent Agreement]